EXHIBIT 99.5


                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors contained in the minutes of its meeting attached hereto as Exhibit 99.5A is a true and correct copy of that resolution as contained in those minutes duly adopted by the Board of Directors of General Communication, Inc. at its meeting held on June 27, 2001.

         Executed this 24 day of June 2003 at Anchorage, Alaska.

                                            GENERAL COMMUNICATION, INC.



                                            By: /s/
                                                John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 24 day of June 2003.




                                  /s/ C. Mills
                                  Notary Public in and for Alaska
                                  My Commission Expires: May 17, 2006